Exhibit 10.19

PHINIA INC.
2023 STOCK INCENTIVE PLAN

Restricted Stock Agreement - Non-Employee Directors

    This Restricted Stock Agreement (the “Agreement”) dated as of          , by and between PHINIA Inc., a Delaware corporation (the “Company”), and              (the “Director”) is entered into as follows:

WITNESSETH:

    WHEREAS, the Company has established the PHINIA Inc. 2023 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto, or which has been previously provided to the Director;

    WHEREAS, the Corporate Governance Committee of the Board of Directors of the Company has recommended that the Director be granted shares of Restricted Stock pursuant to the terms of the Plan and the terms of this Agreement, and the Board of Directors of the Company has approved such recommendation.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1.Award of Restricted Stock. The Company hereby awards to the Director on this date,          shares of its common stock, par value $.01 (“Stock”), subject to the terms and conditions set forth in the Plan and this Agreement (the “Award”).

2.Book Entry Record. The Company shall, as soon as administratively feasible after execution of this Agreement by the Director, direct the Company’s transfer agent for the Stock to make a book entry record showing ownership for the Restricted Stock in the name of the Director or take other action to evidence the issuance of the Stock as determined in the Company’s discretion, subject to the terms and conditions of the Plan and this Agreement.

3.Terms of the Plan Shall Govern. The Award is made pursuant to, and is subject to, the Plan, including, without limitation, its provisions governing a Change in Control and cancellation and rescission of Awards. In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Unless otherwise indicated, all capitalized terms contained in this Agreement shall have the meaning assigned to them in the Plan.

4.Restriction Period. The Restriction Period for the Restricted Stock awarded to the Director under this Agreement shall commence with the date of this Agreement set forth above and shall end, for the percentage of the shares indicated below, on the date when the Restricted Stock shall have vested in accordance with the following schedule:

        Vesting Date            Vested Percentage

                        100% of the Awarded Shares

    Notwithstanding the foregoing, the Restriction Period shall end on the date of the annual stockholders meeting in the year of the Vesting Date if such annual stockholders meeting occurs prior to the Vesting Date and at least fifty (50) weeks after the date of the annual stockholders meeting in the year in which this Award is granted.

5.Stockholder Rights. Subject to the restrictions imposed by this Agreement and the Plan, the Director shall have, with respect to the Restricted Stock covered by this Award, all of the rights of a stockholder of the Company holding Stock, including the right to vote the shares and the right to receive dividends; provided, however, that any cash dividends payable with respect to the Restricted Stock covered by this Award will be automatically reinvested in additional shares of Restricted Stock, the number of which shall be determined by multiplying (i) the number of shares of Restricted Stock that the Director has been issued under this Agreement as of the dividend record date by (ii) the dividend paid on each share of Stock, dividing the result by (iii) the Fair Market Value of a share of Stock on the dividend payment date, and (iv) rounding the result to the nearest share. Such additional shares of Restricted Stock resulting from the reinvestment of dividends shall be subject to the same restrictions, terms and conditions, including the Restriction Period, contained herein. For the avoidance of doubt, if the Restricted Stock is forfeited, then any dividends paid thereon and treated in accordance with this paragraph shall also be forfeited. Dividends payable with respect to the Restricted Stock covered by this Award that are payable in Stock shall also be paid in the form of additional shares of Restricted Stock and shall vest at the same time, and to the same extent, as the Restricted Stock to which it relates and shall be subject to the same restrictions, terms, and conditions contained herein.

6.Forfeiture of Shares. Upon the Director’s Termination of Employment during the Restriction Period, all shares of Stock covered by this Award that remain subject to restriction shall be forfeited by the Director; provided, however, that in the event of the Director’s Retirement during the Restriction Period, the Compensation Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of the Restricted Stock covered by this Award.

7.Change in Control. In the event of a Change in Control, this Award shall be treated in accordance with Section 16 of the Plan.

8.Acquisition of Shares For Investment Purposes Only. By his or her signature hereto, the Director hereby agrees with the Company as follows:

a.The Director is acquiring the shares of Stock covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any of the shares of the Stock in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

b.If any of the shares of Stock covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such shares shall be made by the Director (or any other person) under such circumstances that he or she (or any other such person) may be deemed an underwriter, as defined in the 1933 Act; and

c.The Company shall have the authority to include such stop transfer orders, legends or other restrictions relating to the shares referring to the foregoing restrictions.

9.Non-transferability. Neither the Restricted Stock nor this Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted by the Company, and neither the Restricted Stock nor this Award shall be subject to execution, attachment or similar process. In addition, by accepting this Award, the Director agrees not to sell any shares of Stock acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.

10.No Right to Continued Service. Nothing contained in the Plan or this Agreement shall confer upon the Director any right to continue as a director of the Company.

11.Withholding of Taxes. If applicable, no later than the date as of which an amount first becomes includible in the Director’s gross income for Federal income tax purposes, the Director shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local, or foreign taxes of any kind required by law to be withheld.

12.Governing Law. The Award made and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

13.Acceptance of Award. By accepting this Award, the Director agrees to accept the terms of the Award, as set forth in this Agreement and in the Plan. Unless the Company otherwise agrees in writing, this Agreement shall not be effective as a Restricted Stock Award if a copy of this Agreement is not signed and returned to the Company (unless the Director accepts this award in an alternative means approved by the Company, which may include electronic acceptance) within ninety (90) days of the date of grant of this Award. If the Director does not sign (or accept using alternative means approved by the Company) this Agreement within ninety (90) days from the date of grant of this Award, the Company may cancel the Award without any requirement to provide notice to the Director. It is solely the Director’s responsibility to accept the Award.

14.Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives, successors, and assigns.

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IN WITNESS WHEREOF, PHINIA INC. and the Director have executed this Agreement to be effective as of the date first written above.

PHINIA INC.

                     By:

Title:     Vice President and Chief
                            Human Resource Officer

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

Date                        Director: